UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 27, 2021

TGS International Ltd.
(Exact name of registrant as specified in Charter)

Nevada	333-217451	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

Unit N1, 3/F, W Luxe,

No.5 On Yiu Street, Shatin,

New Territories, Hong Kong

(Address of Principal Executive Offices)

+852.2116.3863

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 27, 2021, Mr. Pan Xianqin (“Mr. Pan”) and Mr. Sun Linfa (“Mr. Sun”) were appointed as directors and vice chairmen of the board of directors, effective immediately. Mr. Pan and Mr. Sun are the beneficial owners of the Company, with 11.20% and 7.73% shareholding, respectively.

The biographies for Mr. Pan and Mr. Sun are set forth below:

Mr. Pan, age 60, has been serving as an executive director of Arcus Mining Holdings Limited, one of the subsidiaries of the Group in January 2021. Since September 2015, Mr. Pan is also serving as a director of Best Metro Import & Export Trading (Inner Mongolia) Limited (“BMIM”), one of the subsidiary of the Group. He is responsible for managing daily operation of BMIM and facilitating inventory transportation between Mongolia and China. Mr. Pan leads operation team of BMIM undergoing the hard time in pandemic of COVID, coordinates daily operation with the Chinese government and seeks for opportunities with potential customers. Mr. Pan graduated from Wanzhou Lin Ye School in 1977.

Mr. Sun, age 64, has been serving as an executive director of Arcus Mining Holdings Limited, one of the subsidiaries of the Group in January 2021. Since May 2013, Mr. Sun is also serving as a director of Khan Shashir LLC and Shek Hung Gold LLC, our subsidiaries in Mongolia. He has been actively participated in the operations in Mongolia and PRC. He is also responsible for operational fund management, including but not limited to seeking for potential new investors, estimating and developing the overall operation budget as well as overseeing on actual usage of operational fund. Mr. Sun obtained a bachelor’s degree in Management from East China Normal University in 1989.

Mr. Pan and Mr. Sun have no family relationships with any of the executive officers or directors of the Company. There are no employment agreements between the Company and Mr. Pan and Mr. Sun, nor are there any arrangements or plans in which the Company will provide compensation, bonus, pension, retirement, or similar benefits to Mr. Pan and Mr. Sun. There have been no transactions to which the Company was or is to be a party, in which Mr. Pan and Mr. Sun had, or will have, a direct or indirect material interest.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

TGS International Ltd.

Date: August 27, 2021	By:	/s/ Chun Wah John Sung
Chun Wah John Sung
Chief Executive Officer (Principal Executive Officer)

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